EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER

DILUTED EARNINGS OF $1.21 PER SHARE,

DECLARES DIVIDEND OF 48¢ PER SHARE, AND ANNOUNCES

EXPANSION OF ITS STOCK REPURCHASE PROGRAM TO $100 MILLION

SOUTHPORT, CONNECTICUT, May 8, 2017--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the first quarter of 2017 the Company reported net sales of $167.4 million and diluted earnings of $1.21 per share, compared with net sales of $173.1 million and diluted earnings of $1.21 per share in the first quarter of 2016.

The Company also announced today that its Board of Directors declared a dividend of 48¢ per share for the first quarter for stockholders of record as of May 19, 2017, payable on May 31, 2017. This dividend varies every quarter because the Company pays a percentage of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

In addition, the Company announced that its Board of Directors expanded its authorization to repurchase shares of its common stock to $100 million. The previous authorization was depleted by the recent share repurchases.

Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s 2017 first quarter performance:

•	In the first quarter of 2017, net sales decreased 3% and earnings per share remained unchanged from the first quarter of 2016.

•	EBITDA was $43.6 million, or 26% of sales, in the first quarter of 2017, a decrease of 3% from $44.8 million, or 26% of sales, in the comparable prior year period.

•	Sales of new products, including the Mark IV pistols, the LCP II pistol, and the Precision Rifle, represented $41.5 million or 25% of firearm sales in the first quarter of 2017. New product sales include only major new products that were introduced in the past two years.

•	The estimated unit sell-through of the Company’s products from the independent distributors to retailers decreased 7% in the first quarter of 2017 from the comparable prior year period. For the same period, the National Instant Criminal Background Check System background checks (as adjusted by the National Shooting Sports Foundation) decreased 11%.

•	The decrease in estimated sell-through of the Company’s products from the independent distributors to retailers is attributable to:

▪	Decreased overall consumer demand in the first quarter of 2017 due to stronger-than-normal demand during most of 2016, likely bolstered by the political campaigns for the November 2016 elections.
▪	Decreased overall retailer demand in the first quarter of 2017 as some retailers committed inventory dollars to certain product categories such as modern sporting rifles in the third and fourth quarters of 2016 in advance of the November elections.

•	Cash generated from operations during the first quarter of 2017 was $18.9 million. At April 1, 2017, our cash totaled $35.1 million. Our current ratio is 2.2 to 1 and we have no debt.

•	In the first quarter of 2017, capital expenditures totaled $7.2 million, much of it related to tooling and equipment for new products. We expect our 2017 capital expenditures to total approximately $40 million.

•	In the first quarter of 2017, the Company returned $61.2 million to its shareholders through:

▪	the payment of $7.8 million of dividends, and
▪	the repurchase of 1,074,285 shares of common stock in the open market at an average price of $49.73 per share, for a total of $53.4 million.

•	At April 1, 2017, stockholders’ equity was $225.0 million, which equates to a book value of $12.74 per share, of which $1.99 per share is cash.

The Company previously disclosed that President & Chief Operating Officer Christopher J. Killoy would succeed Michael O. Fifer as Chief Executive Officer upon Mr. Fifer’s planned retirement tomorrow, May 9, 2017. C. Michael Jacobi, Chairman of the Board of Directors, expressed the Board’s appreciation of Mr. Fifer’s service as Chief Executive Officer, “Mike’s leadership over the past 10-1/2 years as CEO has been exemplary. His focus on new product development and operational excellence drove unprecedented financial success at Ruger, which benefitted our shareholders through the payment of $265 million of dividends, share repurchases of $132 million, and an increase in Ruger’s market capitalization of approximately $1 billion. We look forward to Mike’s continued service to Ruger on the Board of Directors.”

Today, the Company filed its Quarterly Report on Form 10-Q. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Tomorrow, May 9, 2017, Sturm, Ruger will host a webcast of its Annual Meeting of Shareholders at 9:00 a.m. ET. Interested parties can access the webcast at Ruger.com/corporate or by dialing 855-871-7398, participant code 11828022.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at Ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. As a full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	April 1, 2017	December 31, 2016

Assets

Current Assets
Cash	$35,098	$87,126
Trade receivables, net	77,593	69,442

Gross inventories	100,778	99,417
Less LIFO reserve	(43,267)	(42,542)
Less excess and obsolescence reserve	(2,553)	(2,340)
Net inventories	54,958	54,535

Prepaid expenses and other current assets	3,250	3,660
Total Current Assets	170,899	214,763

Property, plant and equipment	338,725	331,639
Less allowances for depreciation	(236,522)	(227,398)
Net property, plant and equipment	102,203	104,241

Deferred income taxes	—	334
Other assets	31,029	27,541
Total Assets	$304,131	$346,879

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(Dollars in thousands, except per share data)

	April 1, 2017	December 31, 2016

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$45,287	$48,493
Product liability	1,282	1,733
Employee compensation and benefits	15,647	25,467
Workers’ compensation	5,713	5,200
Income taxes payable	10,495	—
Total Current Liabilities	78,424	80,893

Product liability	84	86
Deferred income taxes	599	—

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2017 – 24,084,223 issued, 17,664,248 outstanding 2016 – 24,034,201 issued, 18,688,511 outstanding	24,084	24,034
Additional paid-in capital	25,355	27,211
Retained earnings	307,799	293,400
Less: Treasury stock – at cost 2017 – 6,419,975 shares 2016 – 5,345,690 shares	(132,214)	(78,745)
Total Stockholders’ Equity	225,024	265,900
Total Liabilities and Stockholders’ Equity	$304,131	$346,879

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended
	April 1, 2017	April 2, 2016

Net firearms sales	$166,365	$171,520
Net castings sales	990	1,589
Total net sales	167,355	173,109

Cost of products sold	111,602	113,996

Gross profit	55,753	59,113

Operating expenses:
Selling	13,539	15,074
General and administrative	8,343	7,838
Total operating expenses	21,882	22,912

Operating income	33,871	36,201

Other income:
Interest expense, net	(34)	(35)
Other income, net	354	206
Total other income, net	320	171

Income before income taxes	34,191	36,372

Income taxes	11,967	13,094

Net income and comprehensive income	$22,224	$23,278

Basic earnings per share	$1.22	$1.23

Diluted earnings per share	$1.21	$1.21

Cash dividends per share	$0.44	$0.35

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended
	April 1, 2017	April 2, 2016

Operating Activities
Net income	$22,224	$23,278
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,326	8,344
Slow moving inventory valuation adjustment	615	(91)
Stock-based compensation	686	632
Loss on sale of assets	31	4
Deferred income taxes	933	865
Changes in operating assets and liabilities:
Trade receivables	(8,151)	(3,025)
Inventories	(1,038)	4,916
Trade accounts payable and accrued expenses	(2,693)	5,308
Employee compensation and benefits	(9,873)	(9,798)
Product liability	(453)	580
Prepaid expenses, other assets and other liabilities	(3,165)	(471)
Income taxes payable and prepaid income taxes	10,495	(1,113)
Cash provided by operating activities	18,937	29,429

Investing Activities
Property, plant and equipment additions	(7,232)	(6,346)
Cash used for investing activities	(7,232)	(6,346)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	—	8,792
Remittance of taxes withheld from employees related to share-based compensation	(2,492)	(14,001)
Repurchase of common stock	(53,469)	—
Dividends paid	(7,772)	(6,636)
Cash used for financing activities	(63,733)	(11,845)

(Decrease) Increase in cash and cash equivalents	(52,028)	11,238

Cash and cash equivalents at beginning of period	87,126	69,225

Cash and cash equivalents at end of period	$35,098	$80,463

Non-GAAP Financial Measure

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and one non-GAAP financial measure, EBITDA, which management believes provides useful information to investors. This non-GAAP financial measure may not be comparable to similarly titled financial measures being disclosed by other companies. In addition, the Company believes that the non-GAAP financial measure should be considered in addition to, and not in lieu of, GAAP financial measures. The Company believes that EBITDA is useful to understanding its operating results and the ongoing performance of its underlying business, as EBITDA provides information on the Company’s ability to meet its capital expenditure and working capital requirements, and is also an indicator of profitability. The Company believes that this reporting provides better transparency and comparability to its operating results. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. The Company calculates its EBITDA by adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, and subtracting the amount of interest income that was included in net income from net income.

Non-GAAP Reconciliation – EBITDA

EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended
	April 1, 2017	April 2, 2016

Net income	$22,224	$23,278

Income tax expense	11,967	13,094
Depreciation and amortization expense	9,326	8,344
Interest expense, net	34	35
EBITDA	$43,551	$44,751